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                                PROMISSORY NOTE



$75,000.00                                                         April 7, 1997


          FOR VALUE RECEIVED, the undersigned, Joseph H. Fernandez, ("Borrower") hereby promises to pay to the order of Buttrey Food and Drug Stores Company, a Delaware corporation ("Payee"), the principal sum of SEVENTY-FIVE THOUSAND AND 00/100 dollars ($75,000.00) together with interest on the unpaid balance of such principal amount from the date hereof at 9.25% per annum. Accrued interest shall be payable quarterly in arrears commencing on June 30, 1997 and continuing on the last day of each succeeding September, December, March and June thereafter until paid in full. The principal balance of, and all accrued and unpaid interest on, this Promissory Note (this "Promissory Note") shall be payable in full by Borrower to Payee on March 1, 2001.

          Payments of principal and interest on this Promissory Note shall be made in legal tender of the United States of America and shall be made at the executive offices of Payee at Great Falls, Montana or at such other place as Payee shall have designated in writing to Borrower. If the date set for any payment of principal or interest on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

          The principal balance of, and accrued and unpaid interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty.

          In the event Borrower shall (i) fail to make complete payment of any installment of accrued interest under this Promissory Note within five days after payment of such installment of accrued interest is due; (ii) fail to make complete payment of principal when due under this Promissory Note; (iii) be terminated by Payee for "cause" (as defined in Section 4(b) of that certain Employment Agreement dated as of March 1, 1993 entered into among Payee, Buttrey Food and Drug Company and Borrower (as amended, the "Employment Agreement"); or
(iv) terminate his employment with Payee at any time other than for "good reason" in accordance with clauses (i)-(iv) (but not clause (v)) of Section 4(e) of the Employment Agreement, Payee may accelerate this Promissory Note and may, by written notice to Borrower, declare the entire unpaid principal amount of this Promissory Note and all accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note continues.

          The provisions of this Promissory Note shall be governed by and construed in accordance with the laws of the State of Montana without regard to the conflicts of law rules
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thereof.  In the event that Payee is required to take any action to collect or otherwise enforce payment of this Promissory Note, Borrower agrees to pay such reasonable attorneys' fees and court costs as Payee may incur as a result thereof, whether or not suit is commenced.

          All notices, requests, demands or other communications under this Promissory Note shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

          If to Payee:     Buttrey Food and Drug Stores Company
                           c/o Freeman Spogli & Co.
                           11100 Santa Monica Boulevard, Suite 1900
                           Los Angeles, California  90025
                           Attention:  William M. Wardlaw

          With a copy to:  Riordan & McKinzie
                           300 S. Grand Avenue, 29th Floor
                           Los Angeles, California  90071-3155
                           Attention:  Roger H. Lustberg, Esq.

          If to Borrower:  Joseph H. Fernandez
                           801 Grizzly Drive
                           Great Falls, Montana  59404

          With a copy to:  Buttrey Food and Drug Stores Company
                           601 6th Street, S.W.
                           Great Falls, Montana  59404
                           Attention:  Wayne S. Peterson

          IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                              BORROWER:


                               /s/ Joseph H. Fernandez
                              ------------------------
                              Joseph H. Fernandez

                                      2.